                                                                      EXHIBIT 23

                                  EXHIBIT 23
                               Stegman & Company
                         Certified Public Accountants
                                   Suite 200
                              405 East Joppa Road
                          Baltimore, Maryland  21286
                                (410) 823-8000


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Sandy Spring Bancorp, Inc.

  We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-29316, 33-48453 (including Registration Statement on Form S-8 and Post Effective Amendment No. 2 to Form S-8 with respect to Registration Statements No. 33-29316 and 33-48453 ), 33-35319, 33-56692, 333-11049, and 333-81249, each on Form S-8, and Registration
Statements No. 33-57182 and 333-39139 on Form S-3, and in the Annual Report on Form 10-K of Sandy Spring Bancorp, Inc. for the year ended December 31, 1999, of our report dated January 24, 2000, relating to the consolidated financial statements of Sandy Spring Bancorp, Inc. and Subsidiaries.


                                                 /s/ Stegman & Company
                                                 ------------------------
                                                     Stegman & Company


Baltimore, Maryland
March 21, 2000